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                                                                     EXHIBIT 21

                              GENSYM CORPORATION

                        Subsidiaries of the Registrant

              Name                      Jurisdiction of
              ----                      Incorporation
                                        -------------
              Gensym International
                Corporation             Delaware
              Gensym Securities
                Corporation             Massachusetts
              Gensym FSC                U.S. Virgin Islands
              Gensym Holding Company    Delaware
              Gensym B.V.               The Netherlands
              Gensym Canada Ltd.        Canada
              Gensym GmbH               Germany
              Gensym S.A.               France
              Gensym Ltd.               United Kingdom
              Gensym Srl.               Italy
              Gensym MENA               Tunisia
              Gensym AB                 Sweden
              Gensym Japan Corporation  Japan
              Gensym Asia Pacific Pte,
                Ltd.                    Singapore